Stonefield Josephson,
                                      Inc.
                          Certified Public Accountants
                                Business Advisors


               Consent of Independent Certified Public Accountants



We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form SB-2 of our report dated March 5, 2003, relating to the financial statements of Golf Two, Inc. (a Development Stage Company) for the year ended December 31, 2002, and the periods from March 15, 2001 (Inception) to December 31, 2002 and 2001, and the reference to our firm under the Caption "Experts" in the Prospectus.





/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 21, 2003